(Exhibit 23.1)

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 being filed by Exten Industries, Inc. (the "Company") of our report dated February 22, 2000, appearing in the Company's Annual Report on Form 10-KSB (the "Form 10-KSB") for the fiscal year ended November 30, 1999, and of our audit of the financial statements of the Company as of November 30, 1999 and for the year ended November 30, 1999 also appearing in the Form 10-KSB.


/s/  Logan Throop & Co., L.L.P.
-------------------------------
Logan Throop & Co., L.L.P.


San Diego, California
June 28, 2000
Exten Industries

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